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                                   EXHIBIT I

                  AGREEMENT FOR JOINT FILING PURSUANT TO RULE
             13d-1(k)(1) UNDER THE SECURITIES EXCHANGE ACT OF 1934


    Pursuant to 17 CFR 240.13d-1(k)(1) under the Securities Act of 1934, the undersigned, by their respective signatures affixed hereto, do hereby agree in writing that this Schedule 13D be and is filed on behalf of each of them. The undersigned further recognize that each of them is responsible for the timely filing of this Schedule 13D and any amendments hereto, and for the completeness and accuracy of any information concerning them contained herein. The undersigned further constitute and appoint Discovery Helicopters Inc. as lawful attorney-in-fact and agent to execute and file this Schedule13D and any amendments hereto on their behalf.

    Dated as of this 28th day of June, 2002.

                                       DISCOVERY HELICOPTERS INC.

                                       By: /s/ Craig L. Dobbin
                                          ------------------------------------
                                               Craig L. Dobbin
                                               President



                                       /s/ Craig L. Dobbin
                                       ---------------------------------------
                                               Craig L. Dobbin






















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